UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2014

Famous Dave’s of America, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12701 Whitewater Drive, Suite 200, Minnetonka, MN	55343
(Address of principal executive offices)	(Zip Code)

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On July 28, 2014, the Board of Directors (the “Board”) of Famous Dave’s of America, Inc. (the “Company”) elected David John Mastrocola to serve as a director of the Company, and appointed Mr. Mastrocola to serve as non-executive Chairman of the Board. Also on July 28, 2014, and in connection with his election to the Board, the Company granted Mr. Mastrocola a 27,500 share stock option. The option will vest in five equal annual installments commencing on the one year anniversary of the grant date.

Mr. Mastrocola currently serves as Co-Founder and Advisory Chairman of Pleasant Lake Partners LLC. Previously, Mr. Mastrocola was a partner and Managing Director of Goldman, Sachs & Co., a global investment banking, securities and investment management firm, where he worked from 1987 until his retirement in 2009. During that period, Mr. Mastrocola held a number of senior management positions in the Investment Banking Division, including heading or co-heading the corporate finance, mergers/strategic advisory and industrials/natural resources departments. From 1983 to 1985, Mr. Mastrocola was a senior auditor at Arthur Andersen & Co. Mr. Mastrocola currently serves as Lead Director of Cooper-Standard Holdings Inc. and as chairman of that company’s Governance Committee. In addition, he serves as a trustee for Save the Children Federation, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC.

Date: July 29, 2014	By:	/s/ Richard A. Pawlowski
	Name:	Richard A. Pawlowski
	Title:	Chief Financial Officer